EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated September 28, 2005 appearing in Post-Effective Amendment No. 57 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

September 27, 2010